Exhibit 99.1

E-compass Acquisition Corp. to Merge with NYM Holding Inc.

New York, NY – E-Compass Acquisition Corp. (Nasdaq: ECAC) (the “Company”, “we” or “our”), a special purpose acquisition company, announced today that it entered into a definitive merger agreement (the “Merger Agreement”) with NYM Holding, Inc. (“NYM”). NYM, a Delaware corporation, is a fast growing Asian/Chinese grocery supermarket chain in the north-eastern U.S. providing food and other merchandise hard to find in mainstream grocery stores.

The Transaction

Upon consummation of the transaction contemplated by the definitive merger agreement, (i) ECAC will redomesticate to Delaware by merge with and into iFresh Inc.(“iFresh”), a Delaware corporation and wholly owned subsidiary of ECAC, and (ii) immediately after the redomestication, iFresh Merger Sub Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of iFresh, will be merged with and into NYM, resulting NYM being a wholly owned subsidiary of iFresh.

Pursuant to the definitive merger agreement, the Company would pay NYM’s current stockholders an aggregate of $125 million in connection with the transaction: (i) $5 million in cash, plus, (ii) 12,000,000 shares of common stock of iFresh to be issued to the selling shareholders valued at $10.00 per share (the deemed value of the shares in the Acquisition Agreement). The transaction is conditioned on the surviving company receiving a loan of at least $15 million in connection with the closing of the transactions contemplated by the Merger Agreement. If the transaction closes, iFresh will also receive an option to acquire an additional five supermarkets prior to March 31, 2017 for consideration of $10 million in cash. The transaction is expected to close before the end of 2016.

About NYM Holding, Inc.

NYM is a fast growing Asian/Chinese grocery supermarket chain in the north-eastern U.S. providing food and other merchandise that is hard to find in mainstream grocery stores. Since its start in 1995, NYM has been targeting the Chinese and Asian population in the U.S. with its in-depth cultural knowledge of its target customer’s unique consumption habits. NYM currently has two wholesale facilities and eight retail supermarkets across New York, Massachusetts and Florida, with annual revenue of $131.2 million for the fiscal year ended March 31, 2016.

About E-Compass Acquisition Corp.

E-compass Acquisition Corp. is a Cayman Islands exempted company incorporated on September 23, 2014 as a blank check company formed for the purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, or entering into contractual arrangements that give us control over such a target business.

Participants in the Solicitation

E-compass and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of E-compass stockholders to be held to approve the transactions contemplated by the business combination (the “Special Meeting”). A list of the names of E-compass’s directors and officers is contained in E-compass’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”) filed by E-compass with the SEC on March 15, 2016.

Additional Information and Where to Find it

Shareholders of E-compass and other interested persons are advised to read, when available, E-compass’s preliminary and definitive proxy statements in connection with E-compass’s solicitation of proxies for the special meeting and the Registration Statement to be filed by iFresh in connection with the issuance of common stocks of iFresh in the transaction, because these documents will contain important information. Such persons can also read E-compass’s Annual Report for a description of the security holdings of the E-compass’s officers and directors and their respective interests as security holders in the successful consummation of the transactions. The definitive proxy statement and final prospectus included in E-compass’s Registration Statement will be mailed to E-compass’s stockholders as of a record date to be established for voting on the transactions. Stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to E-compass Acquisition Corp., c/o Richard Xu, 7 Times Square, 37th FL, New York, NY 10036. These documents, once available, and E-compass’s Annual Report on Form 10-K can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of E-compass's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including whether the Company completes the transaction with NYM. Investors and potential investors should consult all of the information set forth herein and should also refer to the risk factors set forth in E-Compass's Annual Report on Form 10-K for the year ended December 31, 2015, and other reports filed or to be filed from time-to-time with the Securities and Exchange Commission.

Company Contacts:

Richard Xu, Chairman and Chief Executive Officer

7 Times Square, 37th FL

New York, NY 10036

Tel: 646-912-8918

Email: rxu@ecompass-acquisition.com